                                                                    Exhibit 10.9

THIS AGREEMENT is made on *, 2002

BETWEEN:

(1) ST. PAUL REINSURANCE COMPANY LIMITED (registered number 01460363) of The St. Paul House, 27 Camperdown Street, London E1 8DS ("ST. PAUL RE UK"); and

(2) PLATINUM RE (UK) LIMITED (registered number 4413755) of The St. Paul House, 27 Camperdown Street, London E1 8DS ("PLATINUM RE UK"),

(each a "PARTY" and together the "PARTIES").

WHEREAS:

A. The St. Paul Companies, Inc. ("ST. PAUL") and Platinum Underwriters Holdings, Ltd. ("PLATINUM HOLDINGS") entered into a Formation and Separation Agreement dated * October, 2002 (as such agreement may be amended from time to time) (the "FORMATION AGREEMENT") setting forth certain terms governing St. Paul's sponsorship of the organisation of Platinum Holdings and its subsidiaries, actions to be taken in respect of Platinum Holdings' initial public offering (the "PUBLIC OFFERING") of its common shares and the ongoing relationships between St. Paul and its subsidiaries and Platinum Holdings and its subsidiaries after the effective date of the Public Offering (the "CLOSING DATE").

B. Pursuant to the Formation Agreement, St. Paul and Platinum Holdings agreed to procure (inter alia) that St. Paul Re UK and Platinum Re UK would enter into an agreement (the "BUSINESS TRANSFER AGREEMENT") under which St. Paul Re UK would transfer certain of the assets associated with its reinsurance activities to Platinum Re UK.

C. Pursuant to the Formation Agreement, St. Paul and Platinum Holdings further agreed to procure that St. Paul Re UK and Platinum Re UK would enter into an agreement (the "UK RUN-OFF SERVICES AGREEMENT") relating to the provision by Platinum Re UK to St. Paul Re UK for a specified period of time after the Closing Date of certain services for, inter alia, the administration of the run-off of (i) the reinsurance contracts which have been written by St. Paul Re UK as reinsurer and which will not be renewed following the Closing Date; (ii) the reinsurance contracts which have been written, or which will be written or renewed, by St. Paul Re UK as reinsurer and which will be one hundred per cent. (100%) reinsured by a member of the Platinum group pursuant to one of the Quota Share Retrocession Agreements (as defined in the Formation Agreement), and (iii) the surplus lines insurance contracts which have been written by St. Paul Re UK as primary insurer, ((i), (ii) and (iii) together, the "UK RUN-OFF CONTRACTS").

D. The Parties have agreed that the provision of services hereunder shall be conducted in a manner that is consistent with the regulatory requirements to which the Parties are respectively subject.

                    200080/10230 CA021330043 GHXC 211002:1737

WHEREBY IT IS AGREED as follows:

1.    INTERPRETATION

1.1   In this agreement (including the recitals and the Schedules):

       "ARIAS (UK)"                      has the meaning attributed to it in
                                         sub-clause 11.3;

       "AUTHORISATION"                   means the authorisation of Platinum Re
                                         UK under Part IV of the Financial
                                         Services and Markets Act 2000 to carry
                                         on reinsurance business in the United
                                         Kingdom;

       "BUSINESS TRANSFER AGREEMENT"     has the meaning attributed to it in
                                         Recital B;

       "CLOSING DATE"                    has the meaning attributed to it in
                                         Recital A;

       "EVENTS OF FORCE MAJEURE"         has the meaning attributed to it in
                                         sub-clause 8.2;

       "FORMATION AGREEMENT"             has the meaning attributed to it in
                                         Recital A;

       "LOSSES" means any and all losses, liabilities, claims, damages, obligations, payments, costs and expenses, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown (including, without limitation, the costs and expenses of any Proceedings, threatened Proceedings, demand, assessment, judgment, settlement and compromise relating thereto and legal fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Proceedings or threatened Proceedings);

       "PLATINUM HOLDINGS"               has the meaning attributed to it in
                                         Recital A;

       "PLATINUM UK INDEMNITEES"         has the meaning attributed to it in
                                         sub-clause 7.1;

       "PROCEEDINGS"                     means any proceeding, suit, action,
                                         claim, arbitration, subpoena,
                                         discovery, request, inquiry or
                                         investigation by or before any court,
                                         any governmental or other regulatory or
                                         administrative agency or commission or
                                         any arbitral tribunal arising out of or
                                         in connection with this agreement;

       "PUBLIC OFFERING"                 has the meaning attributed to it in
                                         Recital A;

                    200080/10230 CA021330043 GHXC 211002:1737

       "ST. PAUL"                        has the meaning attributed to it in
                                         Recital A;

       "ST. PAUL CONFIDENTIAL            has the meaning attributed to it in
       INFORMATION"                      sub-clause 6.1;

       "UK RUN-OFF CONTRACTS"            has the meaning attributed to it in
                                         Recital C;

       "UK RUN-OFF SERVICES"             has the meaning attributed to it in
                                         sub-clause 3.1;

       "UK RUN-OFF SERVICES AGREEMENT"   means this agreement; and

       "UK RUN-OFF SERVICES END DATE"    has the meaning attributed to it in
                                         sub-clause 3.4.

1.2   In this agreement, unless otherwise specified:

      (A) references to clauses, sub-clauses and the Schedules are to clauses and sub-clauses of, and the Schedules to, this agreement;

      (B) headings to clauses and the Schedules are for convenience only and do not affect the interpretation of this agreement;

      (C) the Schedules form part of this agreement and shall have the same force and effect as if expressly set out in the body of this agreement and any reference to this agreement shall include the Schedules;

      (D) references to an "AFFILIATE" shall be construed so as to mean a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified, where "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

      (E) references to a "COMPANY" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

      (F) references to a "PERSON" shall be construed so as to include any individual, firm, company, trust, governmental, state or agency of a state or any joint venture, association, partnership or other entity, whether acting in an individual, fiduciary or other capacity (whether or not having separate legal personality);

      (G) the expressions "BODY CORPORATE" and "SUBSIDIARY" shall have the meanings given in the Companies Act 1985, the Companies Consolidation (Consequential

                    200080/10230 CA021330043 GHXC 211002:1737

           Provisions) Act 1985, the Companies Act 1989 and Part V of the Criminal Justice Act 1993;

      (H) a reference to a statute or statutory provision shall include a reference:

           (i) to that statute or provision as from time to time consolidated, modified, re-enacted or replaced by any statute or statutory provision; and

           (ii) to any subordinate legislation made under the relevant statute;

      (I) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include terms which most nearly approximate in that jurisdiction to the English legal term;

      (J) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

      (K) references to the "REGULATOR" in relation to either Party means the Financial Services Authority or any successor thereto; and

      (L) references to the singular shall, where the context so admits, include a reference to the plural and vice versa.

2.    EFFECTIVE DATE

      This agreement shall become effective on the Closing Date.

3.    UK RUN-OFF SERVICES

3.1 Subject always to sub-clause 3.12, Platinum Re UK shall provide to St. Paul Re UK from time to time after the Closing Date at the reasonable request of St. Paul Re UK the services of senior personnel who are reasonably acceptable to St. Paul Re UK and who have the expertise and experience reasonably necessary to assist St. Paul Re UK in relation to the administration of the UK Run-off Contracts by St. Paul Re UK, by providing the services set out in the Schedule (as such may be amended from time to time with the prior agreement of the Parties) (collectively, the "UK RUN-OFF SERVICES").

3.2 Platinum Re UK shall provide each of the UK Run-off Services in such manner as St. Paul Re UK may from time to time reasonably request for the purposes of this agreement, provided that in no case shall Platinum Re UK be required to provide any or all of the UK Run-off Services to a standard which is materially higher than that to which the equivalent service is generally provided by Platinum Re UK in respect of its other business.

                    200080/10230 CA021330043 GHXC 211002:1737

3.3 Platinum Re UK shall be responsible for obtaining and maintaining in full force and effect any and all licences and authorisations necessary for the lawful provision by it of any or all of the UK Run-off Services hereunder.

3.4 Platinum Re UK shall provide each of the UK Run-off Services for the period up to and including the second anniversary of the date of this agreement (the "UK RUN-OFF SERVICES END DATE"), provided that Platinum Re UK shall consider in good faith any request by St. Paul Re UK for the provision of some or all of the UK Run-off Services to be reasonably extended beyond the UK Run-off Services End Date in the light of the circumstances subsisting at the time such request is made. Platinum Re UK and St. Paul Re UK shall agree upon the terms which will govern the provision of the particular UK Run-off Services to be so provided at the time St. Paul Re UK makes such request.

3.5 Platinum Re UK shall ensure that it does not breach any obligation owed by it to the regulator and that it does not cause St. Paul Re UK to be in breach of its obligations owed to the regulator through the provision of the UK Run-off Services hereunder.

3.6   (A)  In consideration for the provision to it of the UK Run-off Services,
           St. Paul Re UK shall reimburse Platinum Re UK in respect of the actual cost to Platinum Re UK, as certified in good faith by Platinum Re UK, of providing the UK Run-off Services to St. Paul Re UK.

      (B) For the purposes of sub-clause 3.6(A) above, the actual cost to Platinum Re UK shall consist of its direct and reasonable indirect costs and shall include any incremental and out-of-pocket costs incurred by Platinum Re UK in connection with the UK Run-off Services, including the conversion, acquisition and disposition cost of software and equipment acquired for the purposes of providing the UK Run-off Services and the cost of establishing requisite systems and data feeds and hiring necessary personnel.

3.7 Each Party shall assign a services co-ordinator (as described in sub-clause 3.8 below) and shall provide such other assistance as is reasonably necessary to co-operate in determining the extent of the UK Run-off Services to be provided hereunder.

3.8   (A)  Each Party shall appoint a services co-ordinator with skills and experience acceptable to the other Party who will:

           (i) provide continuous oversight and co-ordination of the UK Run-off Services;

           (ii) communicate concerning disputes with respect to the UK Run-off Services;

           (iii)  be available to the Parties during normal business hours; and

                    200080/10230 CA021330043 GHXC 211002:1737

           (iv) be responsible for providing, or for delegating the provision of, assistance regarding the UK Run-off Services.

      (B) The services co-ordinators shall co-operate on a regular basis to plan the delivery of the UK Run-off Services, including the timetable for performance of the UK Run-off Services and the incurring of costs in relation thereto.

      (C) Either Party may from time to time substitute the individual serving as its services co-ordinator with another individual qualified to serve in that position.

3.9   (A)  Upon the terms and subject to the conditions set out in this agreement, each Party agrees to use its commercially reasonable endeavours to take, or procure to be taken, all actions and to do, or procure to be done, and to assist and co-operate with the other Party in doing, all things necessary or advisable to effect the transactions contemplated by this agreement.

      (B) Platinum Re UK may place one or more of its employees on site at St. Paul Re UK and St. Paul Re UK shall provide such Platinum Re UK employee(s) with such facilities as are reasonably necessary to administer the UK Run-off Contracts as contemplated in sub-clause 3.1 of and Schedule 1 to this agreement.

      (C) Prior to providing them with access to its facilities, St. Paul Re UK may review the qualifications and experience of the Platinum Re UK employees which Platinum Re UK proposes should be located on site at St. Paul Re UK.

      (D) The facilities to be provided to the Platinum Re UK employees on site shall include:

           (i) the provision of such work space at the site where St. Paul Re UK is servicing its reinsurance run-off operations as is reasonably requested by Platinum Re UK, to the extent that such work space is available to be provided to Platinum Re UK; and

           (ii) access to St. Paul Re UK's reinsurance and accounting systems to the extent necessary and provided that St. Paul Re UK shall not be required to provide such access to the extent that such reinsurance and accounting systems relate to matters other than the UK Run-off Contracts. Any such access shall be during normal St. Paul Re UK working hours and shall not interfere unreasonably with the normal operations of St. Paul Re UK.

      (E) Platinum Re UK acknowledges that the Platinum Re UK employees who are to have access to St. Paul Re UK's facilities and information under these provisions are limited to using those facilities and that information solely and exclusively for the purposes of providing administration of the UK Run-off

                    200080/10230 CA021330043 GHXC 211002:1737

           Contracts as contemplated by this agreement and fulfilling Platinum Re UK's obligations under this agreement.

      (F) Platinum Re UK undertakes to procure that the Platinum Re UK employees in question shall not attempt to gain access to any information relating to contracts other than the UK Run-off Contracts and that any non-public information which is not related to the UK Run-off Contracts shall be considered confidential and proprietary and Platinum Re UK shall not, and shall procure that its employees shall not, use such information for any purpose or disclose the information to any third parties, except as required by applicable law or governmental authority.

3.10 The Parties shall co-operate with each other and all relevant regulatory authorities to satisfy any regulatory requirements applicable to either of them by virtue of the provision of UK Run-off Services to St. Paul Re UK hereunder.

3.11 St. Paul Re UK shall grant to Platinum Re UK a licence to use any service mark or trade mark or any other intellectual property right necessary for the provision of the UK Run-off Services by Platinum Re UK in accordance with the provisions of this agreement.

3.12 Nothing in this agreement shall entitle or oblige Platinum Re UK to provide any service to St. Paul Re UK to the extent that the provision of such service would involve Platinum Re UK carrying on reinsurance business in the United Kingdom unless and until Platinum Re UK has received Authorisation.

4.    AUDIT RIGHTS

4.1 Upon reasonable prior notice, each Party hereto shall have full access to any books and records maintained by the other and its affiliates insofar as reasonably necessary for the purposes of confirming amounts properly payable hereunder or satisfying any duty imposed hereby or resulting herefrom.

4.2 Each Party shall permit and co-operate with any inspection by the regulator or appointee of the regulator in relation to the provision of any of the UK Run-off Services hereunder.

4.3 As soon as reasonably practicable following any request (or, in the case of access required by the regulator, whether with or without notice being given by the regulator), access shall be provided to auditors, other nominated inspectors of the requesting Party or the regulator or the appointee of the regulator to relevant facilities where records are maintained and provision shall be made for such auditors, other inspectors or the regulator or the appointee of the regulator to receive such assistance as they shall reasonably request in relation thereto.

                    200080/10230 CA021330043 GHXC 211002:1737

4.4 In particular, each Party shall make available to the other all information, data and materials:

      (A) reasonably requested by the other Party so as to enable it to evaluate the appropriateness of any charges and expenses payable hereunder; or

      (B) requested by the regulator or the appointee of the regulator in connection with any regulatory inspection.

4.5 The Parties acknowledge that an audit may be required for regulatory purposes and shall maintain all relevant records in such manner and to such standard as may reasonably be requested by either Party for the purposes of compliance with any regulatory requirements.

5.    BILLING AND TAXES

5.1 No later than thirty days following the last day of each calendar quarter, Platinum Re UK shall provide to St. Paul Re UK a report containing an itemised list of the UK Run-off Services provided to St. Paul Re UK during such previous calendar quarter in such form as the Parties shall agree.

5.2 St. Paul Re UK shall promptly, and in any event within 30 days after receipt of such report unless St. Paul Re UK is contesting in good faith the amount set forth in the report, pay to Platinum Re UK by wire transfer of immediately available funds all amounts payable in respect of the UK Run-off Services as set forth in such report.

5.3 Each Party shall pay all taxes for which it is the primary obligor as a result of the provision of UK Run-off Services under this agreement, provided that St. Paul Re UK shall be solely responsible for, and shall reimburse Platinum Re UK in respect of, any sales, gross receipts, value added or transfer tax payable with respect to the provision of any UK Run-off Service under this agreement (any such reimbursement obligation being, for the avoidance of doubt, in addition to St. Paul Re UK's obligation to pay for such UK Run-off Service).

6.    CONFIDENTIALITY

6.1 Neither Platinum Re UK nor any of its directors, officers or agents may disclose any information of a confidential nature received from St. Paul Re UK or a member of St. Paul Re UK's group (the "ST. PAUL CONFIDENTIAL INFORMATION").

6.2 St. Paul Confidential Information shall not include information which is or becomes generally known on a non-confidential basis, provided that the source of such information was not bound by a confidentiality agreement or other obligation of confidentiality.

                    200080/10230 CA021330043 GHXC 211002:1737

6.3 If Platinum Re UK or any of its directors, officers or agents is legally requested or otherwise required (whether or not the requirement has the force of law) by any securities exchange or regulatory or governmental body to which such party is subject or submits, wherever situated (including (amongst other bodies) the Financial Services Authority, the London Stock Exchange, The Panel on Takeovers and Mergers, the Securities and Exchange Commission of the United States or the New York Stock Exchange), to disclose any St. Paul Confidential Information, Platinum Re UK shall provide St. Paul Re UK with prompt written notice of the request or requirement, to permit St. Paul Re UK (if it so elects) to seek an appropriate protective order preventing or limiting disclosure. If St. Paul Re UK seeks such an order or takes other steps to avoid or limit such disclosure, Platinum Re UK shall co-operate with St. Paul Re UK at St. Paul Re UK's expense. If, in the absence of such protective order, Platinum Re UK is compelled to disclose St. Paul Confidential Information, Platinum Re UK may disclose such St. Paul Confidential Information without liability hereunder.

7.    INDEMNIFICATION

7.1 St. Paul Re UK shall indemnify and hold harmless, to the fullest extent permitted by law, Platinum Re UK, its officers, directors and employees ("PLATINUM UK INDEMNITEES") from and against any and all Losses incurred by any Platinum UK Indemnitee arising out of or based upon:

      (A) any actions taken or omitted by any such Platinum UK Indemnitee at the direction of St. Paul Re UK pursuant to this agreement; or

      (B) any breach by St. Paul Re UK of any of the covenants it has given under this agreement.

7.2   (A)  Subject to sub-clause 7.2(B) below, Platinum Re UK shall indemnify and hold harmless, to the fullest extent permitted by law, St. Paul Re UK, its officers, directors and employees ("ST. PAUL RE UK INDEMNITEES") from and against any and all Losses incurred by any St. Paul Re UK Indemnitee arising out of or based upon:

           (i) the negligence or wilful misconduct of any person providing UK Run-off Services; or

           (ii) any breach by Platinum Re UK of any of the covenants it has given under this agreement

      (B) Notwithstanding anything to the contrary in this agreement, the total aggregate liability of Platinum Re UK in respect of indemnifiable Losses pursuant to sub-clause 7.2(A) above shall not in any event exceed the aggregate amount paid to Platinum Re UK by St. Paul Re UK pursuant to sub-clause 3.6 above.

                    200080/10230 CA021330043 GHXC 211002:1737

7.3 Except with respect to claims relating to actual fraud, the remedies set forth in this clause 7 shall be the sole and exclusive remedies of the Parties in relation to any and all claims for indemnification under this agreement.

8.    FORCE MAJEURE

8.1 Neither Party shall be liable to the other for any total or partial failure to comply with any of the terms or provisions of this agreement by reason of an Event of Force Majeure, provided that the affected Party shall take all reasonable steps to mitigate any such failure.

8.2 For the purposes of this clause 8, "EVENTS OF FORCE MAJEURE" shall mean fires, floods, earthquakes, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, strikes, lock-outs or labour difficulties, power outages, equipment failures, computer viruses or malicious acts of third parties and laws, orders, proclamations, regulations, ordinances, demands or requirements of governmental authorities.

9.    DATA PROTECTION AND BUSINESS INFORMATION

9.1 During the term of this agreement, the Parties shall ensure that they comply at all times with the provisions of the Data Protection Act 1998 and all related legislation, regulations and guidelines.

9.2   (A)  Each Party shall ensure that to the extent that it holds information which relates to the other Party's business it shall provide the other Party with such access to that information as is reasonably required for the other Party to carry on its business.

      (B) For the avoidance of doubt, neither Party shall be required under sub-clause 9.2(A) above to disclose any information which does not relate to the other Party's business.

10.   TERM AND TERMINATION

10.1 This agreement shall continue in full force and effect until all obligations hereunder have been fulfilled, unless terminated sooner in accordance with the provisions of sub-clause 10.2 below.

10.2 St. Paul Re UK may terminate any or all of the UK Run-off Services upon sixty days' prior written notice at any time to Platinum Re UK.

11.   ARBITRATION

11.1 All matters in difference between the Parties arising under, out of or in connection with this agreement, including formation and validity, and whether arising during or after the

                    200080/10230 CA021330043 GHXC 211002:1737
      period of this agreement, may be referred by either Party to an arbitration tribunal in the manner hereinafter set out.

11.2 Unless the Parties appoint a sole arbitrator within 14 days of one receiving a written request from the other for arbitration, the claimant (the Party requesting arbitration) shall appoint its arbitrator and give written notice thereof to the respondent. Within 14 days of receiving such notice the respondent shall appoint its arbitrator and give written notice thereof to the claimant, failing which the claimant may apply to the appointor hereafter named to nominate an arbitrator on behalf of the respondent.

11.3 The appointor shall be the Chairman for the time being of the A.I.D.A. Reinsurance and Insurance Arbitration Society of the UK ("ARIAS (UK)") or, if he is unavailable or it is inappropriate for him to act for any reason, such person as may be nominated by the Committee of ARIAS (UK).

11.4 Before they enter upon a reference the two arbitrators shall appoint a third arbitrator. Should they fail to appoint such a third arbitrator within 30 days of the appointment of the respondent's arbitrator then any of them or either of the Parties concerned may apply to the appointor for the appointment of the third arbitrator. The three arbitrators shall decide by majority. If no majority can be reached the verdict of the third arbitrator shall prevail. He shall also act as chairman of the tribunal.

11.5 Unless the parties otherwise agree the arbitration tribunal shall consist of persons (including those who have retired) with not less than ten years' experience of insurance or reinsurance as persons engaged in the industry itself or as lawyers or other professional advisers.

11.6 The arbitration tribunal shall, so far as is permissible under the law and practice of the place of arbitration, have power to fix all procedural rules for the holding of the arbitration including discretionary power to make orders as to any matters which it may consider proper in the circumstances of the case with regard to pleadings, discovery, inspection of the documents, examination of witnesses and any other matter whatsoever relating to the conduct of the arbitration and may receive and act upon such evidence whether oral or written, strictly admissible or not as it shall in its discretion think fit.

11.7 All costs of the arbitration shall be determined by the arbitration tribunal who may, taking into account the law and practice of the place of arbitration, direct to and by whom and in what manner they shall be paid.

11.8 Unless the Parties otherwise agree, the place of arbitration shall be London, England and, for the avoidance of doubt, the arbitration tribunal shall apply English law.

11.9 The award of the arbitration tribunal shall be in writing and binding upon the Parties who consent to carry out the same.

                    200080/10230 CA021330043 GHXC 211002:1737

12.   MISCELLANEOUS

12.1 Neither Party may assign its rights under this agreement without the prior written consent of the other. Subject to the foregoing, this agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

12.2 This agreement and the Formation Agreement constitute the whole and only agreement between the Parties in relation to the subject matter of this agreement and, save to the extent repeated in this agreement and/or the Formation Agreement, supersede any previous agreement between the Parties with respect thereto.

12.3 This agreement may only be varied in writing signed by each of the Parties.

12.4  (A)  No failure or delay on the part of either Party in exercising a right, power or remedy provided by this agreement or by law shall operate as a waiver of that right, power or remedy or a waiver of any other rights, powers or remedies.

      (B) No single or partial exercise of a right, power or remedy provided by this agreement or by law shall prevent further exercise of that right, power or remedy or the exercise of another right, power or remedy.

      (C) Except as otherwise provided herein, the rights, powers and remedies provided in this agreement shall be cumulative and not exclusive of any rights, powers or remedies provided by law.

12.5 If any provision of this agreement or any part of any such provision is held to be invalid, unlawful or unenforceable, such provision or part (as the case may be) shall be ineffective only to the extent of such invalidity, unlawfulness or unenforceability, without rendering invalid, unlawful or unenforceable or otherwise prejudicing or affecting the remainder of such provision or any other provision of this agreement.

12.6 The Parties hereto acknowledge that if any of the provisions of this agreement were not to be performed in accordance with their specific terms or were otherwise to be breached, irreparable damage would occur and damages would not be an adequate remedy. In the event of any such breach, the aggrieved Party shall be entitled, in addition to any other remedy at law or in equity, to specific performance of the terms hereof and immediate injunctive or other equitable relief, without the necessity of proving the inadequacy of money damages as a remedy or of posting any bond or other security.

12.7 The Parties do not intend that any term of this agreement shall be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this agreement.

                    200080/10230 CA021330043 GHXC 211002:1737

12.8 Nothing in this agreement and no action taken by the Parties under this agreement shall constitute a partnership, association, joint venture or other co-operative entity between the Parties, nor are the terms of this agreement intended to constitute the Parties a joint employer for any purpose.

12.9 Following receipt by Platinum Re UK of the necessary Authorisation, each of the Parties agrees that the provisions of this agreement as a whole shall not constitute control of the other Party or provide it with the ability to control such other Party, and each Party expressly disclaims any right or power under this agreement to exercise any power whatsoever over the management or policies of the other.

12.10 Nothing in this agreement shall oblige either Party to act in breach of the requirements of any law, rule or regulation applicable to it, including securities and insurance laws, written policy statements of securities commissions, insurance and other regulatory authorities, and the by-laws, rules, regulations and written policy statements of relevant securities and self-regulatory organisations.

13.   NOTICES

13.1 Any notice required or permitted to be given under this agreement shall be given in writing to the other Party at its address set out below:

      if to St. Paul Re UK, to:

      St. Paul Reinsurance Company Limited
      27, Camperdown Street,
      London, E1 8DS
      Fax number: 020 7488 6345
      marked for the attention of the Company Secretary

      if to Platinum Re UK, to:

      Platinum Re (UK) Limited
      52, Lime Street,
      London, EC3M 7NL
      Fax number: 020 7623 6610
      marked for the attention of the Company Secretary

      or to such other address or fax number, and marked for the attention of such other person, as may from time to time be notified by the relevant Party to the other Party.

13.2 Any such notice shall be sent by first class post or facsimile transmission (copied by post) or delivered by hand and shall be deemed to be served:

      (A)  in the case of post, on the second business day after posting;

                    200080/10230 CA021330043 GHXC 211002:1737

      (B) in the case of facsimile transmission, upon successful transmission (or, if the day of sending is not a business day in the place of receipt, at the opening of business on the first business day in the place of receipt thereafter); and

      (C) in the case of delivery by hand, upon delivery (or, if the day of delivery is not a business day in the place of receipt, at the opening of business on the first business day in the place of receipt thereafter).

14.   GOVERNING LAW

      This agreement shall be governed by and construed in accordance with English law.

15.   COUNTERPARTS

15.1 This agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.

15.2 Each counterpart shall constitute an original of this agreement, but the counterparts shall together constitute but one and the same instrument.

IN WITNESS of which each of the Parties has executed this agreement on the day and year first above written.

                    200080/10230 CA021330043 GHXC 211002:1737

                                    SCHEDULE

                               UK RUN-OFF SERVICES

- Claims management and handling services - in particular, St. Paul Re UK will need access to Michael Coldman and his assistance in relation to any legal disputes relating to claims files previously handled by him, and access to and assistance from underwriting personnel in relation to legal disputes;

- Contract writing services - in particular, St. Paul Re UK will need access to contract wording services and underwriting expertise extending to contact and negotiating with brokers and clients on underwriting questions;

-   Actuarial reserving expertise - in particular through access to Minesh Shah

- Credit control, tax and accounting expertise - in particular through access to various individuals including (without limitation) Guy Butler;

- General systems expertise from various individuals including access to all information technology personnel;

-   Consulting services from Thomas Mahoney;

- Access to and assistance from Thomas Mahoney, Guy Butler and Minesh Shah in relation to general St. Paul Re UK business issues previously handled by them;

-   Access to other individuals also in the event of a UK audit; and

-   Incidental services.

[THIS SCHEDULE SHOULD IDENTIFY THE SENIOR PERSONNEL WHO WILL PROVIDE THE UK RUN-OFF SERVICES AND THEIR AVAILABILITY FOR PROVISION OF THE UK RUN-OFF SERVICES]

[SINCE THIS AGREEMENT COVERS THE SERVICING OF THE REINSURED CONTRACTS, SUPERVISORY SERVICES MAY BE NEEDED FROM PLATINUM RE UK TO ST. PAUL RE UK FOR LONGER THAN IS CURRENTLY PROVIDED HEREUNDER. PAM AUFDERHAR TO CONFIRM WHAT HAS BEEN AGREED IN THIS REGARD.]

                    200080/10230 CA021330043 GHXC 211002:1737

SIGNED by                        )
for and on behalf of ST. PAUL    )
REINSURANCE COMPANY              )
LIMITED                          )

SIGNED by                        )
for and on behalf of PLATINUM    )
RE (UK) LIMITED                  )

                    200080/10230 CA021330043 GHXC 211002:1737

                              DATED    *    , 2002


                      ST. PAUL REINSURANCE COMPANY LIMITED


                                       AND


                            PLATINUM RE (UK) LIMITED


                    ----------------------------------------

                          UK RUN-OFF SERVICES AGREEMENT

                    ----------------------------------------


                                SLAUGHTER AND MAY
                                 ONE BUNHILL ROW
                                     LONDON
                                    EC1Y 8YY

                                   (GWJ/GHXC)

                                   CA021330043

                                    CONTENTS

                                                                     PAGE
1.     Interpretation                                                 2

2.     Effective Date                                                 4

3.     UK Run-off Services                                            4

4.     Audit Rights                                                   7

5.     Billing and Taxes                                              8

6.     Confidentiality                                                8

7.     Indemnification                                                9

8.     Force Majeure                                                 10

9.     Data Protection and Business Information                      10

10.    Term and Termination                                          10

11.    Arbitration                                                   10

12.    Miscellaneous                                                 12

13.    Notices                                                       13

14.    Governing Law                                                 14

15.    Counterparts                                                  14

Schedule UK Run-off Services                                         15